Exhibit 99.1
Investor Contact:
Keith W. Jones
Chief Financial Officer
(781) 933-2020
POLYMEDICA REPORTS RESULTS FOR SECOND QUARTER
AND FIRST HALF OF FISCAL 2006

Company Issues Fiscal 2006 Guidance for Continuing Operations
Second Quarter Highlights:
•	Revenues from continuing operations increased 26.4% from last year’s second quarter and 13.6% over the June quarter;
•	Earnings per share from continuing operations increased 67% to $0.40 from $0.24 reported in last year’s second quarter (excluding last year’s one-time settlement charge of $0.66 per share);
•	Earnings per share of $1.36, including a gain of $0.89 per diluted share on the sale of the Women’s Health Products Division;
•	Diabetes patients served increased to 852,000, representing growth of 30.3% from last year;
•	Completed sale of the Women’s Health Products Division for $45 million;
•	Liberty Respiratory classified as discontinued operations; and
•	Board approved share repurchase program to buy-back an aggregate of two million shares in the open market in accordance with SEC Rule 10b-18.
Woburn, Massachusetts (November 3, 2005) – PolyMedica Corporation (NASDAQ/NM: PLMD) announced today its financial results for the fiscal 2006 second quarter and six months ended September 30, 2005. During the quarter, the Company completed the sale of its Women’s Health Products Division and decided to sell the assets of the Liberty Respiratory segment. As a result, the Company has reclassified the operating results, cash flows and applicable assets and liabilities of these businesses into discontinued operations. All prior periods presented herein have been reclassified to conform to this presentation. The Company’s discontinued operations reported earnings per diluted share of $0.96 for the second quarter of fiscal 2006 and included a gain of $22.2 million, or $0.89 per diluted share, on the sale of the Women’s Health Products Division.
For the fiscal quarter ended September 30, 2005, net revenues were $116.4 million, a 26.4% increase over $92.1 million for the same period in the prior fiscal year. Net income from continuing operations for the quarter was $10.1 million, or $0.40 per diluted share, compared with net income of $6.6 million, or $0.24 per diluted share, for the prior year period, excluding the one-time settlement charge of $0.66 per diluted share.
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PLMD Reports Results for Second Quarter and First Half of Fiscal 2006

November 3, 2005
For the six months ended September 30, 2005, net revenues were $219.0 million, a 19.2% increase over $183.7 million for the first half of fiscal 2005. Net income from continuing operations for the first half of fiscal 2006 was $20.0 million, or $0.75 per diluted share, compared with net income of $15.9 million, or $0.57 per diluted share, for the prior year period, excluding the one-time settlement.
Commenting on the Company’s quarterly results, President and Chief Executive Officer Patrick Ryan said, “As we have previously discussed, we are on target with implementing our strategic focus of providing products and services to the diabetes community. The results this quarter demonstrated that our core businesses continue to achieve significant sequential and year-over-year revenue and earnings growth. Our diabetes business now serves over 850,000 patients and our mail-order pharmacy reported over 40% year-to-date revenue growth.”
Share Repurchase Program
The Company also announced today that its Board of Directors has authorized the Company to repurchase up to two million shares of its common stock. Share repurchases under this program may be made in the open market or in private transactions, at times and in amounts that management deems appropriate. Share repurchases may also be made under a Rule 10b5-1 plan, which would permit the Company to repurchase shares when it might otherwise be precluded by insider trading laws. PolyMedica may terminate the stock repurchase program at any time.
Mr. Ryan said, “The Company continues to generate significant operating cash flow, and our balance sheet remains under-leveraged. We continue to focus on increasing value to our shareholders, including acquisitions, strategic initiatives and capital management programs such as repurchases of our common stock.”
Guidance for Fiscal Year ending March 31, 2006
The Company also announced guidance for the fiscal year ending March 31, 2006. Based on the Company’s sale of its Women’s Health Products Division and the Company’s decision to sell and reflect as discontinued operations its Liberty Respiratory segment, the Company expects earnings per share from continuing operations of $1.62 — $1.65 on revenues of $485 to $490 million.
Commenting on the guidance, Mr. Ryan added, “Our strong performance makes us optimistic about the second half of our fiscal year, where we expect to improve even further to $0.87 to $0.90 per share. However, we continue to exclude from our guidance any impact on our mail-order pharmacy from the implementation of Medicare Part D Prescription Drug Plans. As the impact of the implementation of the Part D program on the Company becomes clear, we will update our shareholders.”
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PLMD Reports Results for Second Quarter and First Half of Fiscal 2006

November 3, 2005
Conference Call and Replay
PolyMedica management will host a conference call and live webcast today, Thursday, November 3, 2005, at 11:00 a.m. Eastern time to discuss the Company’s financial results. The number to call for this interactive conference call is 1-888-343-2180. A 90-day online replay will be available beginning approximately one hour following the conclusion of the live broadcast. A link to these events can be found on the Company’s website at www.polymedica.com or at www.earnings.com.
About PolyMedica
PolyMedica Corporation is a leading provider of healthcare products and services to patients suffering from chronic diseases. With over 850,000 active patients, the Company is the nation’s largest provider of blood glucose testing supplies and related services to people with diabetes. In addition, PolyMedica provides its patients with a full range of prescription medications through Liberty’s mail-order pharmacy. By communicating with patients on a regular basis, providing the convenience of home delivery, and submitting claims for payment directly to Medicare and other insurers on behalf of their patients, PolyMedica provides a simple and reliable way for patients to obtain their supplies and medications and encourages compliance with their physicians’ orders. More information about PolyMedica can be found on the Company’s website at www.polymedica.com.
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, rules and regulations promulgated under the Act, unanticipated changes in Medicare reimbursement, outcomes of government reviews, inquiries and investigations and related litigation, continued compliance with government regulations, fluctuations in customer demand, management of rapid growth, competition from other healthcare product vendors, timing and acceptance of new product introductions, general economic conditions, geopolitical events and regulatory changes, as well as other especially relevant risks detailed in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the period ended March 31, 2005, and Quarterly Report on Form 10-Q for the period ended June 30, 2005. The information set forth herein should be read in light of such risks. The Company assumes no obligation to update the information contained in this press release.
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PLMD Reports Results for Second Quarter and First Half of Fiscal 2006

November 3, 2005
POLYMEDICA CORPORATION
Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	Sept. 30,	Sept. 30,	Sept. 30	Sept. 30,
	2005	2004	2005	2004
Net revenues	$116,427	$92,096	$218,955	$183,652
Cost of sales	53,453	40,418	98,527	80,388

Gross margin	62,974	51,678	120,428	103,264
Selling, general and administrative expenses	46,285	41,485	88,322	78,618
Settlement charge	—	29,987	—	29,987

Income (loss) from continuing operations	16,689	(19,794)	32,106	(5,341)
Other income and expense	(888)	301	(575)	469

Income (loss) from continuing operations before income taxes	15,801	(19,493)	31,531	(4,872)
Income tax provision (benefit)	5,735	(7,716)	11,516	(2,306)

Net income (loss) from continuing operations	10,066	(11,777)	20,015	(2,566)

Discontinued operations:
Net income from discontinued operations	1,626	4,630	3,837	9,192
Gain on disposal of discontinued operations, net of income taxes of $15,379	22,243	—	22,243	—

Net income from discontinued operations	23,869	4,630	26,080	9,192

Net income (loss)	$33,935	$(7,147)	$46,095	$6,626

Net income (loss) from continuing operations per weighted average share, diluted	$0.40	$(0.43)	$0.75	$(0.09)
Net income from discontinued operations per weighted average share (excluding gain on disposal), diluted	0.07	0.17	0.14	0.33
Gain on disposal of discontinued operations per weighted average share, diluted	0.89	—	0.83	—

Net income (loss) per weighted average share, diluted	$1.36	$(0.26)	$1.72	$0.24

Weighted average shares, diluted	25,053	27,832	26,748	27,680
Weighted average shares, diluted, used in the calculation of net loss per weighted average share	25,053	27,275	26,748	27,073

Supplemental information on segment net revenues:
Liberty Diabetes	$95,346	$76,581	$178,516	$155,031
Pharmaceuticals	21,081	15,515	40,439	28,621

Total net revenues	$116,427	$92,096	$218,955	$183,652

Supplemental summarized information on cash flows:
Cash flows from operating activities	$13,007	$20,965	$29,956	$37,168
Cash flows used for investing activities	(25,242)	(6,782)	(20,110)	(9,625)
Cash flows (used for) from financing activities	(17,784)	(2,239)	(21,770)	1,136

Net change in cash and cash equivalents	(30,019)	11,944	(11,924)	28,679
Beginning cash and cash equivalents	90,341	85,964	72,246	69,229

Ending cash and cash equivalents	$60,322	$97,908	$60,322	$97,908

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PLMD Reports Results for Second Quarter and First Half of Fiscal 2006

November 3, 2005
POLYMEDICA CORPORATION
Consolidated Balance Sheets
(In thousands)

	Sept. 30,	March 31,
	2005	2005
ASSETS
Current assets:
Cash and cash equivalents	$60,322	$72,246
Marketable securities	—	6,804
Accounts receivable, net	72,091	62,054
Inventories	37,293	25,730
Deferred income taxes	14,477	14,477
Income tax receivable	—	1,085
Prepaid expenses and other current assets	9,711	7,327
Current assets of discontinued operations	1,544	6,651

Total current assets	195,438	196,374

Property, plant and equipment, net	60,108	59,984
Goodwill	52,099	10,498
Intangible assets, net	27,949	14,954
Direct response advertising, net	87,311	78,499
Other assets	8,131	438
Long-term assets of discontinued operations	—	8,316

Total assets	$431,036	$369,063

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$71,976	$29,119
Current portion, capital lease obligations	570	559
Current liabilities of discontinued operations	—	3,588

Total current liabilities	72,546	33,266

Capital lease, note payable and other obligations	3,261	3,113
Long-term credit facility	135,000	—
Deferred income taxes	31,659	31,659

Total liabilities	242,466	68,038

Total shareholders’ equity	188,570	301,025

Total liabilities and shareholders’ equity	$431,036	$369,063

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PLMD Reports Results for Second Quarter and First Half of Fiscal 2006

November 3, 2005
POLYMEDICA CORPORATION
Statement of Operations – Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	September 30, 2004			September 30, 2004
	Reported		Adjusted	Reported		Adjusted
	GAAP	Settlement	Non-GAAP	GAAP	Settlement	Non-GAAP
	Totals	Charge	Totals	Totals	Charge	Totals

Net revenues	$92,096	$—	$92,096	$183,652	$—	$183,652
Cost of sales	40,418	—	40,418	80,388	—	80,388

Gross margin	51,678	—	51,678	103,264	—	103,264
Selling, general and administrative expenses	41,485	—	41,485	78,618	—	78,618
Settlement charge	29,987	(29,987)	—	29,987	(29,987)	—

Income (loss) from continuing operations	(19,794)	29,987	10,193	(5,341)	29,987	24,646
Other income and expense	301	—	301	469	—	469

Income (loss) from continuing operations before income taxes	(19,493)	29,987	10,494	(4,872)	29,987	25,115
Income tax provision (benefit)	(7,716)	11,567	3,851	(2,306)	11,567	9,261

Net income (loss) from continuing operations	$(11,777)	$18,420	$6,643	$(2,566)	$18,420	$15,854

Net income (loss) from continuing operations per weighted average share, diluted	$(0.43)	$0.66	$0.24	$(0.09)	$0.66	$0.57

Weighted average shares, diluted, used in the calculation of net income (loss) per weighted average share	27,275	27,832	27,832	27,073	27,680	27,680
The Company believes that referring to these non-GAAP totals facilitates a better understanding of our quarterly and year-to-date operating results.
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